UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2017

MaxPoint Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36864	20-5530657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices, including zip code)

(800) 916-9960
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

On October 10, 2017, MaxPoint Interactive, Inc. (the “Company”) repaid all amounts due and owing under that certain Loan and Security Agreement, dated as of June 12, 2014, as amended, between the Company and Silicon Valley Bank (the “Loan Agreement”). Accordingly, among other things, (i) all obligations under the Loan Agreement and other related documents have been paid, satisfied, released and discharged in full; (ii) all unfunded commitments to make credit extensions or financial accommodations to the Company or any other person under the Loan Agreement have been automatically and irrevocably terminated; and (iii) the Company’s obligations under the Loan Agreement and all related documents have been automatically and irrevocably terminated (other than with respect to contingent indemnification obligations and other customary provisions and agreements that are expressly specified to survive the termination).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxPoint Interactive, Inc.

By:	/s/ Lee Ann Stevenson
Lee Ann Stevenson
Secretary

Dated: October 12, 2017